UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2009

PENN NATIONAL GAMING, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, Pennsylvania		19610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 373-2400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item7.01.   Regulation FD Disclosure.

Penn National Gaming, Inc. (the “Company”) intends to seek amendments to its senior secured credit facility to, among other things: (1) extend the maturity of its revolving credit facility from October 2010 to July 2012; (2) modify its financial covenants, including to change its senior leverage ratio to a senior secured leverage ratio (which would expand its ability to incur additional senior debt); (3) allow it to purchase term loans under its senior secured credit facility at below par pursuant to procedures to be set forth in such amendments; (4) subject to the requirement to make such offers on a pro rata basis to all lenders of a particular tranche, allow it to agree with lenders of such tranche to extend the maturity of their term loans or revolving commitments, and for the Company to pay increased interest rates or fees in connection with such an extension; and (5) make other changes to such facility.  In connection with such extension, the Company currently expects that the size of its revolving credit facility may increase from $750.0 million to up to $1.0 billion (although such amount is subject to the agreement of lenders to provide additional commitments and could change), and the Company may repay its Term Loan A facility with borrowings under its revolving credit facility.  Any such amendments are subject to lender approvals as required under its senior secured credit facility, regulatory approvals and other customary conditions.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On August 6, 2009, the Company issued a press release announcing that it is commencing a cash tender offer and consent solicitation for any and all of its $200,000,000 aggregate outstanding principal amount of its 6 7/8% Senior Subordinated Notes due 2011. The press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

On August 7, 2009, the Company issued a press release announcing that it intends to offer, in a private offering, $250 million aggregate principal amount of senior subordinated notes due 2019, subject to market and other conditions. The press release is attached as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Press Release dated August 6, 2009 of Penn National Gaming, Inc.

Exhibit 99.2     Press Release dated August 7, 2009 of Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Penn National Gaming, Inc.

By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

Date: August 7, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 6, 2009 of Penn National Gaming, Inc.
99.2	Press Release dated August 7, 2009 of Penn National Gaming, Inc.